                                                                   EXHIBIT 99.6


                           MAXTOR UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS


On April 2, 2001, Maxtor Corporation, a Delaware corporation ("Maxtor"), completed its business combination transaction with the hard disk drive business ("HDD") of Quantum Corporation, a Delaware corporation ("Quantum"). The merger was approved by stockholders of both companies on March 30, 2001. As of the effective time of the merger, each share of Quantum HDD common stock was converted into 1.52 shares of Maxtor common stock, and each outstanding Quantum HDD option assumed by Maxtor was converted into an option to purchase Maxtor common stock, with appropriate adjustment to the exercise price and share numbers in accordance with the exchange ratio. The merger was intended to qualify as a tax free reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and was accounted for as a purchase. A full description of the transaction is contained in the joint proxy statement/prospectus of Maxtor and Quantum dated March 1, 2001. This business combination has been accounted for as a purchase.

The following Maxtor Unaudited Pro Forma Condensed Combined Statements of Operations are presented to illustrate the effects of the merger on the operating results of Maxtor. A pro forma condensed combined balance sheet as of June 30, 2001 is not presented here as the transaction has already been reflected in Maxtor's consolidated balance sheet as of June 30, 2001, which is included in Maxtor's quarterly report on Form 10-Q for the quarter ended June 30, 2001. The pro forma condensed combined statements of operations were prepared as if the acquisition had been completed as of January 2, 2000. The pro forma condensed combined statements of operations have been derived from, and should be read in conjunction with, the historical financial statements, including the notes thereto, of each of Maxtor and Quantum HDD. For Maxtor, those financial statements are included in Maxtor's quarterly report on Form 10-Q for the quarter ended June 30, 2001, and its annual report on Form 10-K for the fiscal year ended December 30, 2000, as amended, and are incorporated into this Form 8-K by reference. We have derived Quantum HDD's historical financial data for the twelve months ended December 31, 2000 by adding their results of the nine-month period ended December 31, 2000 with the three-month period ended March 31, 2000, of which, were obtained from Quantum Corporation's quarterly reports on Forms 10-Q for December 31, 2000 and March 31, 2000, respectively, and have been incorporated into this Form 8-K by reference. We have derived Quantum HDD's historical financial data for the three months ended March 31, 2001 by subtracting their nine-month period ended December 31, 2000 from the twelve month period ended March 31, 2001, of which, were obtained from Quantum Corporation's quarterly report on Form 10-Q for December 31, 2000 and Quantum HDD's audited financial statements for March 31, 2001, 2000, and 1999, which is attached as an exhibit to this Form 8-K and incorporated into this Form 8-K by reference. The Maxtor income statement for the year ended December 30, 2000 is combined with the Quantum HDD income statement for the twelve months ended December 31, 2000. The Maxtor income statement for the six months ended June 30, 2001 is combined with the Quantum HDD income statement for the quarter ended March 31, 2001. It should be noted that the Maxtor income statement for the six months ended June 30, 2001 includes the operations of Quantum HDD for the period April 2, 2001 through June 30, 2001.

The pro forma condensed combined statements of operations exclude any potential benefits that might result from the acquisition due to synergies that may be derived and from the elimination of any duplicate costs.

The pro forma condensed combined statements of operations are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of Maxtor would have been had the merger occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations.

                  MAXTOR UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS

                  FOR THE TWELVE MONTHS ENDED DECEMBER 30, 2000
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                            HISTORICAL
                                                    ----------------------------
                                                      MAXTOR         QUANTUM HDD
                                                       YEAR        TWELVE MONTHS
                                                       ENDED            ENDED
                                                    DECEMBER 30,      DECEMBER 31,        PRO FORMA             PRO FORMA
                                                       2000              2000            ADJUSTMENTS            COMBINED
                                                     ---------     ---------------       -----------            ---------
Net Revenues ................................        $ 2,704.8        $ 3,297.8                   --            $ 6,002.6
Cost of revenues ............................          2,328.3          2,857.9                   --              5,186.2
                                                     ---------        ---------            ---------            ---------
Gross profit ................................            376.5            439.9                   --                816.4
                                                     ---------        ---------            ---------            ---------
Operating expenses:
   Research and development .................            235.0            247.3            $    30.8(B)             513.1
   Selling, general and administrative ......            110.5            169.2                 18.1(B)             297.8
   Amortization of goodwill and other
    intangible assets .......................              9.9               --                240.3(C)             250.2
   Merger costs .............................                               6.4                (6.4)(D)                --
                                                     ---------        ---------            ---------            ---------
      Total operating expenses ..............            355.4            422.9                282.8              1,061.1
                                                     ---------        ---------            ---------            ---------
Income (loss) from operations ...............             21.1             17.0               (282.8)              (244.7)
Interest and other income, net ..............             12.4             18.4                   --                 30.8
                                                     ---------        ---------            ---------            ---------
Income (loss) before income taxes ...........             33.5             35.4               (282.8)              (213.9)
Provision for income taxes ..................              1.7             14.0                 (2.6)(E)             13.1
                                                     ---------        ---------            ---------            ---------
Net income (loss) ...........................        $    31.8        $    21.4            $  (280.2)           $  (227.0)
                                                     =========        =========            =========            =========
Net income (loss) share -- basic ............        $    0.28        $    0.27                                 $   (0.97)(F)
Net income (loss) per share -- diluted ......        $    0.27        $    0.25                                 $   (0.97)(F)
Shares used in per share calculation --
 basic ......................................            113.4             80.7                 39.9                234.0 (F)
Shares used in per share calculation --
 diluted ....................................            119.1             85.8                 29.1                234.0 (F)


See accompanying notes to Maxtor Unaudited Pro Forma Condensed Combined Financial Statements.

                  MAXTOR UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                HISTORICAL
                                                        ---------------------------
                                                          MAXTOR        QUANTUM HDD
                                                        SIX MONTHS     THREE MONTHS
                                                         JUNE 30,         MARCH 31,         PRO FORMA               PRO FORMA
                                                           2001              2001           ADJUSTMENTS              COMBINED
                                                        -----------    ------------         -----------             ---------
Net Revenues .....................................      $ 1,672.4         $   650.6                --               $ 2,323.0
Cost of revenues .................................        1,505.4             547.3         $    (2.7)(A)             2,050.0
                                                        ---------         ---------         ---------               ---------
Gross profit .....................................          167.0             103.3               2.7                   273.0
                                                        ---------         ---------         ---------               ---------
Operating expenses:
   Research and development ......................          198.3              69.4             (18.6)(B)               249.1
   Selling, general and administrative ...........          135.4              37.9             (52.2)(B)(G)            121.1
   Amortization of goodwill and other
    intangible assets ............................           64.4                --              59.4(C)                123.8
   Purchased in-process research and development..           94.7                --             (94.7)(H)                  --
   Merger costs ..................................             --              12.1             (12.1)(D)                  --
                                                        ---------         ---------         ---------               ---------
      Total operating expenses ...................          492.8             119.4            (118.2)                  494.0
                                                        ---------         ---------         ---------               ---------
Loss from operations .............................         (325.8)            (16.1)            120.9                  (221.0)
Interest and other income, net ...................            8.7              (0.2)               --                     8.5
                                                        ---------         ---------         ---------               ---------
Loss before income taxes .........................         (317.1)            (16.3)            120.9                  (212.5)
Provision for (benefit from) income taxes ........            1.3              (5.0)              5.0(E)                  1.3
                                                        ---------         ---------         ---------               ---------
Net loss .........................................      $  (318.4)        $   (11.3)        $   115.9               $  (213.8)
                                                        =========         =========         =========               =========
Net loss share -- basic ..........................      $   (1.81)        $   (0.14)                                $   (0.90)(F)
Net loss per share -- diluted ....................      $   (1.81)        $   (0.14)                                $   (0.90)(F)
Shares used in per share calculation --
 basic ...........................................          175.8              78.4             (17.5)                  236.7(F)
Shares used in per share calculation --
 diluted .........................................          175.8              78.4             (17.5)                  236.7(F)


See accompanying notes to Maxtor Unaudited Pro Forma Condensed Combined Financial Statements.

                       NOTES TO MAXTOR UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS


On October 4, 2000, Maxtor and Quantum announced their agreement to merge Maxtor and Quantum HDD in a transaction to be accounted for as a purchase, with Maxtor treated as the acquiror. Under the terms of the merger, 1.52 shares of Maxtor common stock were exchanged for each outstanding share of Quantum HDD common stock at the closing date of the merger, April 2, 2001, resulting in the issuance of approximately 121.0 million shares of Maxtor common stock. In addition, Maxtor assumed certain outstanding Quantum HDD common stock options as provided in the merger agreement and a subsequent agreement between the parties. The purchase consideration was based on the actual shares of common stock and options issued by Maxtor in exchange for the actual number of shares of Quantum HDD common stock and Quantum HDD options outstanding on the completion of the merger on April 2, 2001. The average market price per share of Maxtor common stock of $9.40 was based on the average closing market price as of October 4, 2000, the date the proposed merger was announced, and for the two trading days prior to and two trading days subsequent to October 4, 2000. The options for 12,779,780 shares, at an adjusted weighted-average exercise price of $4.86, were valued by applying the Black-Scholes valuation model.

The total purchase cost of the Quantum HDD merger is as follows (in millions):

Common Stock ..............................        $1,133.5
Assumption of Quantum HDD options .........           107.1
Transaction costs .........................            28.8
                                                   --------
        Total consideration ...............        $1,269.4
                                                   ========

The preliminary purchase price allocation, which is subject to change based on Maxtor's final analysis, is as follows (in millions):

        Preliminary Purchase Price Allocation:


Tangible assets acquired .......................        $1,120.9
Intangible assets acquired:
    Core and other existing technology .........           286.1
    Assembled workforce ........................            43.0
    Goodwill ...................................           716.0
Deferred compensation ..........................             9.9
In-process research and development ............            94.7
Liabilities assumed ............................          (897.4)
Merger and restructuring costs .................          (103.8)
                                                        --------
    Total consideration ........................        $1,269.4
                                                        ========

        The purchase price allocation is preliminary as the Company is currently evaluating various matters related to the acquisition including warranty provision, tax liabilities and other accruals.

        A portion of the purchase price has been allocated to developed technology and acquired in-process research and development. Developed technology and in-process research and development were identified and valued through analysis of data provided by Quantum HDD concerning developmental products, their stage of development, the time and resources needed to complete them, if applicable, their expected income generating ability, target markets and associated risks. The income approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and in-process research and development. Where developmental projects had reached technological feasibility, they were classified as developed technology, and the value assigned to developed technology was capitalized. Where the developmental projects had not reached technological feasibility and had no future alternative uses, they were classified as in-process research and development and were charged to expense upon closing of the merger.

        At the time of the merger, Quantum HDD was developing new products that qualify as in-process research and development in multiple product areas. For the purposes of determining which projects qualified as in-process research and development, technological feasibility is defined as being equivalent to completion of design verification testing, when the design is finalized and ready for pilot manufacturing. The following is a general description of in-process research and development efforts: current engineering efforts are focused on developing new products, integrating new technologies, improving designs to enable manufacturing efficiencies, improving product performance and integrating multiple functions into single components and multiple components into modules. The principal products to which research and development efforts are as follows: Self-Servo Writer Technology, Desktop, High-end, Core Technology and other identified projects. There is a risk that these developments will not be competitive with other products using alternative technologies that offer comparable functionality. The analysis of research and development projects was conducted as of April 2, 2001.

        Self-Servo Writer Technology: Quantum HDD's Self-Servo Writer technology was being developed to write servo tracks onto the disk media during the manufacturing process, replacing the need to purchase and use servo writer equipment. Quantum HDD expected the development cycle for the current research and development project with respect to the Self-Servo Writer technology to continue for another 6 months, with expected completion dates in the fourth quarter of the calendar year 2001. The development cycle was approximately 85% complete with estimated cost to complete to be incurred ratably over the remainder of the development cycles.

        High End: Quantum HDD's High-End development efforts supported future generation high-end hard disk drives. Quantum HDD expected the development cycle for the current research and development project with respect to the High-end technology to continue for another 21 months, with expected completion dates in the first quarter of the calendar year 2003. The development cycle was approximately 40% complete with estimated cost to complete to be incurred ratably over the remainder of the development cycles.

        Core Technology: Quantum HDD's Core technology development efforts supported future generation hard disk drives. Quantum HDD expected the development cycle for the current research and development project with respect to these products to continue for another 21 months with expected completion dates in the first quarter of the calendar year 2003. The development cycle was approximately 44% complete with estimated cost to complete to be incurred ratably over the remainder of the development cycle.

        Desktop: Quantum HDD's core technology development efforts supported the development of 3.5 inch hard disk drives. Quantum HDD expected the development cycle for the current research and development project with respect to the Desktop technology to continue for another 5 months, with expected completion dates in the third quarter of the calendar year 2001. The development cycle was approximately 75% complete with estimated cost to complete to be incurred ratably over the remainder of the development cycles.

        The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Quantum HDD and its competitors. The rates utilized to discount the net cash flows to their present value are based on Quantum HDD weighted average cost of capital. Given the nature of the risks associated with the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets, the weighted average cost of capital was adjusted. Based on these factors, a discount rate of 23% for High-end and Desktop and other identified projects and a discount rate of 28% for Core Technology and Self Servo-Writer Technology were deemed appropriate. The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. The assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the projected results. Following are the estimated completion percentages with respect to the research and development efforts and technology lives:


                                                           PERCENT                EXPECTED
                                                          COMPLETED           TECHNOLOGY LIFE
                                                          ---------           ---------------
         Self-servo Writer .................                    85%               3 years
         High-end ..........................                    40%               4 years
         Core Technology ...................                    44%               6 years
         Desktop ...........................                    75%               4 years
         Other identified projects .........                 55-80%               4 years

        The preliminary values assigned to each acquired in-process research and development project were as follows (in millions):

         Self-servo Writer .................               $  47.7
         High-end ..........................                  18.2
         Core Technology ...................                  16.0
         Desktop ...........................                   8.9
         Other identified projects .........                   3.9
                                                           -------
                                                           $  94.7
                                                           =======

        The acquired existing technology, which comprises products that are already technologically feasible, includes products in most of Quantum HDD's product lines. The Company is amortizing the acquired core and existing technology of $286.1 million on a straight-line basis over an estimated remaining useful lives of three to five years.

        The acquired assembled workforce was composed of approximately 1,650 skilled employees across Quantum HDD's Executive, Research and Development, Manufacturing, Supervisor/Manager, and Sales and Marketing groups. The Company is amortizing the value assigned to the assembled workforce of $43 million on a straight-line basis over an estimated remaining useful life of three years.

        Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets, is being amortized on a straight-line basis over its estimated remaining useful life of five years.

Due to its non-recurring nature, the effects of recording acquired in-process research and development has been excluded from the pro forma statements of operations.

The following pro forma adjustments have been made to the Maxtor Unaudited Pro Forma Condensed Combined Statements of Operations:

(A) To write-off the APB16 inventory fair value adjustment as it is non-recurring.

(B) To record amortization of deferred compensation charges related to the unvested options and restricted stocks assumed in the merger. For the six months ended June 30, 2001, we are backing out a portion of the deferred compensation already taken during the quarter ended June 30, 2001.

In connection with the merger, Maxtor issued stock options to Quantum HDD employees transferred to Maxtor equal in value (intrinsic value measured based on market value on April 2, 2001) to the options and restricted stock held by such employees. The value attributable to the unvested portion of such options is recorded as deferred compensation and amortized to expenses over the vesting period.

In addition, Quantum DSS issued restricted DSS stock to transferred HDD employees in exchange for the fair value of DSS options held by such employees. A portion of the acquisition purchase price has been allocated to this deferred compensation and is amortized to expenses over the vesting period as vesting of these restricted DSS stocks are subject to continued employment at Maxtor.

Deferred compensation for stock options and restricted stock issued by Maxtor is calculated based on the number of stock options and shares of restricted stocks outstanding at April 2, 2001 and amortized using the straight line method, over the remaining vesting period ranging from one to three years. Deferred compensation for Quantum DSS stock options held by transferred Quantum HDD employees is amortized according to the vesting schedule in the merger agreement; 50% is amortized in the first quarter subsequent to consummation and the remaining 50% is amortized ratably over one year subsequent to the merger.

The following table illustrates the deferred stock compensation and charges relating to each class of stock for the periods ended December 30, 2000 and June 30, 2001 (in millions):

                                                                                                              EXPENSE IN
                                                                                                                  SIX
                                                                                                                 MONTHS
                                                          NUMBER OF                         EXPENSE IN           ENDED
                                                            SHARES         DEFERRED         DECEMBER 30,        JUNE 30,
                                                           ASSUMED       COMPENSATION          2000              2001
                                                          ---------      ------------      -------------      ----------
                                                                                  (IN MILLIONS)
ISSUED BY MAXTOR
Unvested options ...............................              4.7            $ 5.8              $ 2.9            $ 1.2
Unvested restricted stock ......................              0.5              4.1                3.6              0.1
                                                                             -----              -----            -----
                                                                             $ 9.9              $ 6.5            $ 1.3
                                                                             =====              =====            =====

ISSUED BY QUANTUM DSS
Restricted DSS shares issued in exchange for
unvested DSS options held by HDD
employees transferred to
Maxtor* ........................................             11.8            $38.4              $38.4               --
Unvested DSS restricted stocks held
by HDD employees transferred to Maxtor .........              0.3              4.0                4.0               --
                                                                             -----              -----            -----
                                                                              42.4               42.4               --
                                                                             -----              -----            -----
                                                                             $52.3              $48.9            $ 1.3
                                                                             =====              =====            =====

----------

* Number of restricted DSS shares issued and deferred compensation is calculated based on number of unvested DSS options held by HDD employees transferred to Maxtor and market value of DSS stock at April 2, 2001.

(C) To record the amortization of goodwill and other identifiable intangible assets related to the merger as if the transaction occurred on January 2, 2000. Goodwill is amortized over five years and other intangible assets are generally amortized over three to five years. On January 1, 2002, the Company will be adopting Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", at which time it will discontinue amortizing goodwill and will assess goodwill on an impairment basis going forward.

(D) To eliminate the Maxtor-Quantum HDD merger expenses recorded by Quantum HDD that were primarily associated with employee retention, legal, accounting and financial advisory fees.

(E) To eliminate the income tax benefit recorded by Quantum which arises from the pre-tax loss generated in the United States. The pro forma presentation assumes that the combined company will incur income taxes for income generated in foreign jurisdictions.

(F) Shares used to calculate pro forma basic and diluted loss per share were determined by adding the unrestricted shares issued in exchange for the outstanding Quantum HDD shares to Maxtor's weighted average shares outstanding. Shares used to calculate pro forma diluted earnings per share exclude the anti-dilutive effects of Maxtor's stock options. The shares so determined also do not include any equivalent shares for the portion of Quantum's convertible subordinated notes that Maxtor is obligated to reimburse to Quantum under the merger agreement. Following the merger, each $1,000 principal amount of the notes will be convertible into 21.587 shares of Quantum DSS common stock and
16.405 shares of Maxtor common stock, with a maximum of 4,716,676 shares of Maxtor common stock being issuable upon conversion of all notes.

(G) To eliminate nonrecurring tax opinion insurance policy premium totaling $15.7 million and nonrecurring severance costs paid to Quantum Corporation for Transitional Services Employees totaling $25.5 million.

(H) To eliminate nonrecurring in-process research and development acquired from the merger.